UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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IN PROXY STATEMENT

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Sigma-Aldrich Corporation

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The following was distributed via email to employees of Sigma-Aldrich Corporation on November 4, 2014:

Sigma-Aldrich + Merck KGaA Come Together to Create a Global Leader in Life Science

When a company makes an investment to acquire another company, it’s not just about the numbers. A transaction with the magnitude of the one involving Sigma-Aldrich and Merck KGaA goes much deeper. It involves employees, customers and communities. It’s about how these entities will fit together, both operationally, as well as culturally.

Earlier this year, Sigma-Aldrich President and CEO Rakesh Sachdev launched a set of values for Sigma-Aldrich consisting of Respect and Integrity, Quality, Customer Centricity, Intellectual Curiosity and Speed and Agility. Sachdev has spoken of these values often, how employees should reflect on how these critical values are present in their daily lives, and ultimately use them in their decision making. Sigma-Aldrich employees living and exemplifying these core values for the benefit of the customer, and one another, is a very powerful proposition.

For a family-owned, value-driven company such as Merck KGaA, Sigma-Aldrich and its core values meshed perfectly with its own mission to make great things happen.

“I think (Merck KGaA’s interest in our Company) is a testament to Sigma-Aldrich, to the performance of this company, to our 9,000 employees, and of what we have created with our customers,” said Sachdev. “That brought Merck KGaA to us, and that’s how the conversation started. They had a vision.”

That vision began nearly 350 years ago. Merck KGaA, Darmstadt, Germany, is the oldest pharmaceutical and chemical company in the world. What originally began as a pharmacy quickly developed into industrial pharmacy and extended into industrial production, according to Karl-Ludwig Kley, Chairman of the Executive Board of Merck KGaA. Active in 66 countries, the family-owned business is a global leader in supplying innovative and quality high-tech products through its three business fields of pharmaceuticals, performance materials and life science. With total revenues of $14 billion and more than 38,000 employees, the company’s approach to entrepreneurship and diversification has served it well throughout its rich and storied history, but Kley said the company’s purpose is not to simply conduct business.

“We really have the ambition to change something in the world. (We) focus on customers, on patients, on the outside world because those are the people who enable us to exist. This is the center of what we do and why we work,” said Kley. “We are a value-driven company—Courage, Achievement, Responsibility, Respect, Integrity and Transparency. When I looked at the (Sigma-Aldrich) values, many of the words we have written in (our) mission reflect exactly what (Sigma-Aldrich) is doing and how the business is built around it. We are very similar in the culture and the underlying principles.”

A company with a strong set of values will consistently deliver for its customers. Both Sigma-Aldrich and Merck KGaA share a common vision regarding high levels of customer service. In a rapidly growing industry such as life science, it has become even more critical. Sigma-Aldrich and EMD Millipore, Merck KGaA’s life science business, will combine to form a leading global life sciences business to deliver significant customer benefits. “Customers are becoming more and more demanding. They are asking for global solutions. They are asking for extended services. They are asking for a broad range of possibilities and this is something we can offer. I believe customer service will improve and the opportunities for customers to develop their products further will be better than it is today,” said Kley.

Merck KGaA acquired Millipore in 2010 to establish a pillar within life sciences. Based in Billerica, Massachusetts, EMD Millipore has approximately 10,000 employees and produces more than 60,000 products for customers in the research, development and production of biotechnology and pharmaceutical drug therapies. The combined company will be able to serve life science customers around the world with a highly attractive set of established brands and an efficient supply chain that can support the delivery of more than 300,000 products.

“Two years ago we realigned Sigma-Aldrich to deliver solutions to our customers, and we have moved the company from being a products-focused company to a solutions-focused company,” said Sachdev. “The value proposition that we can provide together now with complementary products and complementary science is going to take us even further down the solutions path for these customers. So I think our customers will have a lot more choice, but they will also have much better solutions from the combined company.”

A strong combination of geography and product innovation was very complementary for the two companies, but according to Sachdev, leveraging Sigma-Aldrich’s e-commerce platform will be a key in continuing to serve customers. The Company typically has about 70 million visitors to its website every year and has significant scientific content on the site that customers rely on, which also gives Sigma-Aldrich a lot of information about customers’ needs. This information is used to develop new products and solutions. Both businesses will be able to capitalize on that strength to drive innovation.

“When I sit back and think about Sigma-Aldrich, we have had a very constant mission for 80 years and that is to enable science to improve the quality of life. In fact, our people get excited coming to work every morning because they know in some form or fashion they’re going to be improving the quality of life,” said Sachdev. “What’s great is that Merck has the same mission. I think it’s going to be very interesting for the employees of Sigma-Aldrich and Merck to come together because they speak the same language. The culture and the values are very, very similar and there are going to be some great opportunities as we take this combined business forward to the next level.”

While this is exciting news for both companies, there will be a multi-month process to complete this transaction, which is expected by mid-year 2015, subject to shareholder and regulatory approvals and other customary closing conditions. Until that time, Sachdev says employees should continue to live the Sigma-Aldrich values in the work we do every day. “Stay focused on our customers, and on things such as quality and safety. It’s the reason we stand apart from a lot of our peers in this industry.” It’s what made Sigma-Aldrich attractive to Merck KGaA in the first place.

COMPANIES AT A GLANCE

Company	Merck KGaA	EMD Millipore (A Division of Merck KGaA)
Revenue	$14.0 billion	$3.3 billion
Leadership	Dr. Karl-Ludwig Kley, Chairman of the Executive Board	Udit Batra, Ph.D., CEO and President
Headquarters	Darmstadt, Germany	Billerica, Massachusetts
Divisions	Pharmaceuticals, Performance Materials, Life Sciences	Bioscience, Lab Solutions, and Process Solutions
Products	Medicines of biological origin, over-the-counter products, liquid crystals for LC displays, Merck pigments for the coatings, plastics and printing industries, as well as lab solutions for pharmaceutical research and biotechnology	Research, development and production of biotechnology and pharmaceutical drug therapies
Employees	38,000	10,000
Global Presence	66 countries	66 countries (same as Merck KGaA)
Founded	1668	1954 (as Millipore Filter Company) 2010 (acquired by Merck KGaA)

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This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Sigma-Aldrich Corporation (“Sigma-Aldrich”) and Merck KGaA (“Merck”), which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk our shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; Merck’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; Merck’s ability to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck; a potential downgrade in the rating of Merck’s or Sigma-Aldrich’s indebtedness; downward pressure on Merck’s or Sigma-Aldrich’s common stock price and its impact on goodwill impairment evaluations; the effects of the business combination of Merck and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Risk Factors section of Sigma-Aldrich’s most recent annual and quarterly reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on October 22, 2014, a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC on November 3, 2014 and intends to file further relevant materials with the SEC. The Definitive Proxy Statement is being mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information—SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the Definitive Proxy Statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, was contained in the Preliminary Proxy Statement and Definitive Proxy Statement and other relevant materials to be filed with the SEC.